                                                                      Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)


                                          Three Months Ended
                                               January 31,
                                          --------------------
                                           2001          2000
                                          ------        ------
Basic earnings per share
------------------------

Weighted average number of
  shares outstanding                      49,481,762    51,991,748
                                         ===========    ==========

Net income                               $     3,983         5,209
                                         ===========    ==========

Basic earnings per common share          $       .08           .10
                                         ===========    ==========

Diluted earnings per share
--------------------------

Weighted average number of
  shares outstanding                      49,481,762    51,991,748
Shares applicable to
  stock options                              188,511       137,851
                                         -----------    ----------

                                          49,670,273    52,129,599
                                         ===========    ==========

Net income                               $     3,983         5,209
                                         ===========    ==========

Diluted earnings per common share        $       .08           .10
                                         ===========    ==========
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                         CASEY'S GENERAL STORES, INC.
                       Computation of Per Share Earnings
          (Dollars in Thousands, Except Share and Per Share Amounts)


                                           Nine Months Ended
                                               January 31,
                               --------------------------------------
                                     2001                     2000
                               ----------------          --------------

Basic earnings per share
------------------------

Weighted average number of
  shares outstanding                 49,468,651              52,482,347
                                    ===========              ==========

Net income                          $    33,536                  32,522
                                    ===========              ==========

Basic earnings per common share     $       .68                     .62
                                    ===========              ==========

Diluted earnings per share
--------------------------

Weighted average number of
  shares outstanding                 49,468,651              52,482,347
Shares applicable to
  stock options                         153,029                 213,161
                                    -----------              ----------

                                     49,621,680              52,695,508
                                    ===========              ==========

Net income                          $    33,536                  32,522
                                    ===========              ==========

Diluted earnings per common share   $       .68                     .62
                                    ===========              ==========